UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 12, 2008

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
     Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots”) dated March 12, 2008, reporting Talbots financial results for the fourth quarter and full fiscal year of 2007.
Non-GAAP Financial Measures:
     To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses, and has also included in the attached press release and will include as part of its accompanying conference call and webcast, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.
     The Company uses certain non-GAAP financial operating measures in connection with the fiscal year 2007 fourth quarter and full year results which exclude (i) intangible and long-lived asset impairment, (ii) charges related to the closing of Talbots Kids/Mens, (iii) acquisition-related intangible asset amortization and financing costs related to the J. Jill acquisition, and (iv) compensation expense primarily related to new executive hires and professional consulting fees related to its announced comprehensive strategic review. (In its reconciliation of GAAP to non-GAAP, the Company also uses a non-GAAP financial measure for 2006 which also excludes (iii) above.)
     Management uses these financial measures, together with GAAP results, in preparing certain internal budgets and operating plans, evaluating actual performance, assessing historical performance over reporting periods, assessing management performance, and assessing operating performance against other companies. This information may also aid investors in further understanding and evaluating the Company’s period to period operating performance and financial results. Material limitations of these financial measures are: (i) such measures do not reflect actual GAAP amounts, (ii) impairment charges reflect an actual decrease in the carrying value of one or more assets based on current estimates of the fair value of those assets and are material items to an investor’s understanding of the Company’s financial position, (iii) charges related to closing Talbots Kids/Mens include in part actual cash outlays and are not solely non-cash accounting charges, (iv) financing costs related to the J. Jill acquisition and professional consulting fees in connection with the comprehensive strategic review represent actual cash outlays, (v) compensation expense primarily related to new executive hires represents in part actual cash outlays and in part non-cash expense determined in accordance with FAS 123R and other accounting standards, and (vi) amortization of acquired intangible assets related to the J.

Jill acquisition are GAAP required continuing non-cash expense items. Management compensates for these limitations by clarifying that these measures are only one operating metric used for internal financial analysis and planning purposes and should not be considered in isolation, and by providing the directly comparable GAAP financial measure.
     Management believes that, given the unique nature of these special items, the inclusion of these non-GAAP operating measures provides an additional, supplemental metric for management and investors to review and evaluate the Company’s ongoing operational performance and period to period financial results.
     In connection with the Company’s announced closing of its Kids and Mens businesses, management is and will be providing information on loss from discontinued operations attributable to the discontinued Kids and Mens businesses, which it will be using in certain internal budgets, operating plans and forecasts and in assessing management performance. This information is expected to aid management and the Board of Directors in its decision-making. It also provides one additional performance metric to assist investors in analyzing and better understanding the Company’s financial performance and trends period-to-period. This is only one operating metric and is reviewed by management, together with GAAP results, for internal financial analysis and planning purposes. However, the Company has provided the breakdown of this exclusion from GAAP results.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

d.	Exhibits.

	99.1	Press Release of The Talbots, Inc., dated March 12, 2008.*

*Pursuant to Item 2.02 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: March 12, 2008	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller